UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act 1934

Date of Report (Date of earliest event reported):    December 17, 2010

IntegraMed America, Inc,
(Exact name of registrant as specified in charter)

Delaware
(State of other jurisdiction of incorporation)

0-20260	6-1150326
(Commission file Number)	(IRS Employer Identification No.)

Two Manhattanville Road, Purchase, NY	10577
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone no. including area code: (914) 253-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□           Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b)
□	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)         On December 17, 2010, John W. Hlywak, Jr. Executive Vice President and Chief Financial Officer of IntegraMed America, Inc. (the "Company") notified the Company that he will retire at year end.

               The Company expects to record approximately $300,000 in costs in the fourth quarter of 2010 related to post-termination obligations to Mr. Hlywak.

(c)         On December 17, 2010, the Company appointed Timothy P. Sheehan, 33, Vice President Finance, to the position of Interim CFO, effective January 1, 2011, to serve until his replacement is named.   The appointment was announced on December 21, 2010.  A copy of the press release announcing Mr. Sheehan’s appointment is attached hereto as Exhibit 99.1.  Mr. Sheehan joined the Company on January 3, 2010..

 Prior to joining the Company, Mr. Sheehan was Chief Financial Officer and director with Scale Finance LLC, a financial services consulting organization in North Carolina, from August 2008 to December 2009. From September 2006 to August 2008, he held the position of Vice President, Corporate Development at Minrad International, and from May 2004 to September 2006 he was an associate at KeyBanc Capital Markets, a Cleveland, Ohio based middle-market investment bank. Mr. Sheehan has a B.S. in Accounting and a B.S in Finance from Virginia Polytechnic Institute and State University and an M.B.A. from Wake Forest University, in addition to being a certified public accountant.

 Under the material terms of his employment, Mr. Sheehan’s 2011 annual base salary will be $185,000. He will also receive $25,000 in restricted stock and be eligible for an executive incentive bonus with a maximum payout equal to 40% of his 2011 base salary.

Consistent with retention agreements with other executives officers, Mr. Sheehan will be eligible for severance pay equal to one (1) year salary, bonus (if applicable) and benefits (or equivalent) upon termination by the Company without cause, or by the executive for “Good Reason” (as defined in the executive retention agreements) at any time within eighteen (18) months of a Change in Control (as defined in the executive retention agreements).

Either the Company or Mr. Sheehan may terminate the employment relationship at any time without notice and with or without cause.

Mr. Sheehan will be subject to a six-month post-termination non-compete and non-solicitation of employees, as well as an unlimited covenant not to use or disclose confidential information.

           ITEM 9.01           Financial Statements and Exhibits

        (d)   Exhibits

 Exhibit No.                                Description of Exhibits

99.1                                Registrant’s Press Release dated December 21, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IntegraMed America, Inc. (Registrant)

Date: December 22, 2010	By:	/s/Claude E. White
Claude E. White. Vice President, General Counsel and Secretary